Cdn $48,633.85                                                    March 19, 1998



                                 PROMISSORY NOTE



FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of Sonus Corp., an Alberta, Canada corporation (hereinafter referred to as "Holder"), the principal sum of Forty-Eight Thousand Six Hundred Thirty-Three and 85/100 Canadian Dollars (Cdn $48,633.85) with interest thereon at the rate of seven and three-quarters percent (7.75%) per annum. Principal and interest shall be payable in lawful money of the United States of America at 111 SW Fifth Avenue, Suite 2390, Portland, Oregon 97204 or at such other place as Holder may designate in writing. Principal and interest shall become due and payable on December 31, 2000.

Maker agrees to pay all costs of collection of any amounts due hereunder when incurred, including, without limitation, attorney's fees and expenses, including on any appeal. Such costs shall be added to the balance of principal and interest then due.

Maker, for himself and his successors and assigns, hereby waives presentment, demand, notice and protest and any defense by reason of extension of time for payment or other indulgences. Failure of the Holder to assert any right herein shall not be deemed to be waiver hereof.

This Note is secured. Maker has executed a Pledge Agreement that describes the collateral and the process for realization on the security in the event of a default hereunder.

This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon.

                                     Maker:



                                     /s/ Brandon M. Dawson
                                     Brandon M. Dawson, an individual

                                PLEDGE AGREEMENT


DATE:                          May 1, 1998

PARTIES:                       SONUS CORP., an Alberta,     ("Lender")
                               Canada corporation

AND:                           BRANDON M. DAWSON, an individual   ("Borrower")


RECITAL:

Borrower has issued to Lender the following promissory notes (the "Notes"):

                  Date                               Amount
                  ----                               ------

                  5-8-97                             US $67,500
                  12-26-97                           Cdn $43,985.01
                  3-19-98                            Cdn $48,633.85
                  4-24-98                            US $91,000

To secure all amounts due now or later from Borrower to Lender under the Notes, Borrower hereby grants and pledges to Lender a security interest in the following described property:

         Sixty Thousand (60,000) shares of the common stock of Lender as evidenced by stock certificate no. ------- , accompanied by a stock power duly executed in blank by Borrower (the "Shares").

AGREEMENT:

SECTION 1.  POSSESSION

Lender shall retain possession of the Shares until all amounts due from Borrower to Lender under the Notes are paid in full.

SECTION 2.  DEFAULT

Borrower shall be in default under this Agreement if Borrower fails to make any payment to Lender when due, or if borrower violates any terms of this Agreement or the Notes. Upon default, Lender shall have all the rights of a secured party under the Oregon

Uniform Commercial Code, including, subject to Section 3, the right to sell the Shares at either a private or public sale.

SECTION 3.  SECURITIES LAWS

Borrower acknowledges that the sale of the Shares by Lender may be subject to certain securities laws, and Borrower agrees that Lender may take any action necessary in order to comply with such laws, including any and all necessary restrictions with respect to the time, place, manner and conditions of sale.

IN WITNESS WHEREOF, Borrower has executed this Pledge Agreement on the day and year first written above.

                                        Borrower:



                                        /s/ Brandon M. Dawson
                                        Brandon M. Dawson
                                        an individual



                                        Lender:

                                        Sonus Corp.

                                        By: /s/ Edwin J. Kawasaki
                                              Edwin J. Kawasaki
                                              Vice President-Finance